UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2005

SOUTHERN PERU COPPER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016
(Address of Principal Executive Offices) (Zip Code)

(602) 977-6595

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

At May 31, 2005, Southern Peru Copper Corporation’s cash, cash equivalents and marketable securities was approximately US$345 million, compared with US$809 million at March 31, 2005.  This decrease is a result of the US$350 million dividend paid on May 13, 2005, as well as a final 2004 income tax payment of US$172 million.  At May 31, 2005, Southern Peru Copper Corporation’s long-term debt, including current portion, was approximately US$1,117 million, compared with US$1,211 million at March 31, 2005.  Information as of May 31, 2005 is unaudited, preliminary and subject to change.

The information in this 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN PERU COPPER CORPORATION.

Dated: July 11, 2005	By:	/s/ Armando Ortega
		Name:	Armando Ortega
		Title:	Secretary